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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Waste Connections, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated May 19, 2023, filed with the Securities and Exchange Commission on May 19, 2023 (the “Initial 8-K”), solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its 2023 annual meeting of shareholders (the “Meeting”), as to the frequency with which it expects to include a shareholder advisory vote on the compensation of executives in future annual meeting proxy materials. This Amendment No. 1 does not otherwise revise the Initial 8-K in any way.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Meeting, the Company’s shareholders voted on an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Initial 8-K, consistent with the Board of Directors’ recommendation, the Company’s shareholders cast the highest number of votes for an annual frequency (instead of a frequency of every two years or every three years).

Total Votes For Every Year:	216,366,415
Total Votes For Every Two Years:	67,981
Total Votes For Every Three Years:	965,413
Total Votes Abstained:	5,584,299
Total Broker Non-Votes:	6,669,445

In light of this vote and other factors, the Company’s Board of Directors, at its regularly scheduled board meeting held on July 25, 2023, determined that the Company intends to continue to hold an advisory vote on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: August 3, 2023	BY:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer